PERSPECTIVE II (08/18) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA620NY 09/12) Home Office: Purchase, NY 10577 Jackson National Life Insurance Company www.jackson.com of New York First Class Mail: P.O. Box 30314 Customer Care: 800-599-5651 Lansing, MI 48909-7814 Fax: 888-576-8383 Hours: 8:00 a.m. to 8:00 p.m. ET Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson of NY pre-assigned Contract Number (if applicable) PLEASE PRINT Primary Owner CLEARLY Type of Ownership: Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Good Order For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should Checklist for be on file prior to taking a distribution. If not, the distribution may require the mandatory IRA Foreign Withholding. additional requirements. Social Security Number or Tax ID Number Phone Number (include area code) Date of Birth (mm/dd/yyyy) Sex Male Female U.S. Citizen Yes No First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Email Address (print clearly) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP NVDA 620SS 09/16 Page 1 of 12 NV7173 08/18

LONG-TERM SMART Joint Owner Social Security Number Email Address (print clearly) Date of Birth (mm/dd/yyyy) Sex Male Female U.S. Citizen Yes No First Name Middle Name Last Name In the case of Relationship to Owner Phone Number (include area code) Joint Owners, all correspondence Physical Address Line 1 (No P.O. Boxes) Line 2 and required documentation will be sent to the address of City State ZIP the Primary Owner. Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) section if different than Owner. If Primary Phone Number (include area code) Annuitant Sex Male Female U.S. Citizen Yes No section is left blank, the Annuitant will First Name Middle Name Last Name default to the Owner. Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP Joint/Contingent Annuitant Complete this Social Security Number No Joint Annuitant section if different than Joint Owner. If Contingent Annuitant Joint Annuitant Date of Birth (mm/dd/yyyy) section is left blank, the Joint Sex Male Female U.S. Citizen Yes No Annuitant will default to the First Name Middle Name Last Name Joint Owner. Contingent Annuitant must Relationship to Primary Annuitant Phone Number (include area code) be Annuitant's spouse. Available only Physical Address Line 1 (No P.O. Boxes) Line 2 on a Qualified plan custodial account when electing a Joint City State ZIP GMWB. NVDA 620SS 09/16 Page 2 of 12 NV7173 08/18

LONG-TERM SMART Beneficiary(ies) Percentage of It is required for Primary Sex Male Female % Good Order Death Benefit that the Death Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner Benefit Percentage be whole First Name Middle Name Last Name numbers and must total 100% for each beneficiary Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) type. If Percentage of Death Benefit is Physical Address Line 1 (No P.O. Boxes) Line 2 left blank, all beneficiaries will receive equal shares. City State ZIP Please use form Percentage of N3041 for Primary Contingent Sex Male Female % additional Death Benefit beneficiaries. Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP NVDA 620SS 09/16 Page 3 of 12 NV7173 08/18

LONG-TERM SMART

## Premium Payment

Select method of payment and note approximate amount:

Check Attached $ [ ] Check In Transit $ [ ] Wire $ [ ]

External Transfer $ [ ] Internal Transfer $ [ ]

## Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: [ ]

*Tax Contribution Years and Amounts:

Year: [ ] $ [ ] Year: [ ] $ [ ]

## Statement Regarding Replacement of Existing Policies or Annuity Contracts

- It is required for Good Order that this entire section be completed.
- If replacing, please provide the Jackson National Life Insurance Company of New York (Jackson of NY) pre-assigned Contract number.

**Do you intend to replace an existing life insurance policy or annuity contract?** ☐ **No** ☐ **Yes**

**Jackson of NY pre-assigned Contract number:** [ ]

**Please complete all necessary forms as required by New York Regulation 60.**

## Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson of NY will only request the funds if the "Client Initiated" section is left blank or checked "No."**

- One account number per box. Please also submit form N3783 for external transfers.

| Transfer Type | Client Initiated | Company releasing funds | Account number | Maturity date | Anticipated transfer amount |
|---|---|---|---|---|---|
| ☐ Full<br>☐ Partial | ☐ Yes<br>☐ No | | | | $ |
| ☐ Full<br>☐ Partial | ☐ Yes<br>☐ No | | | | $ |

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

## Annuitization/Income Date

**Specify Income Date** (mm/dd/yyyy) [ ]

**If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.**

NVDA 620SS 09/16 Page 4 of 12 **NV7173 08/18**

LONG-TERM SMART

## Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV2375).

**Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11.**

**Automatic Rebalancing.** The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established.

**Frequency:** ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

**Start Date** (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue.

**Note:** If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th.

**DCA** (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

**If DCA is selected, the Systematic Investment Form (NV2375) must be attached and completed for "Good Order."**

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

## Premium Allocation

| % | Traditional Investments — Equity Investments |
|---|---|
| | JNL® Multi-Manager Mid Cap (663) |
| | JNL Multi-Manager Small Cap Growth (116) |
| | JNL Multi-Manager Small Cap Value (208) |
| | JNL/American Funds® Balanced (150) |
| | JNL/American Funds Blue Chip Income and Growth (339) |
| | JNL/American Funds Growth (395) |
| | JNL/American Funds Growth-Income (342) |
| | JNL/BlackRock Large Cap Select Growth (102) |
| | JNL/The Boston Company Equity Income (606) |
| | JNL/ClearBridge Large Cap Growth (364) |

| % | Traditional Investments — Equity Investments (cont. from previous column) |
|---|---|
| | JNL/DFA U.S. Core Equity (115) |
| | JNL/DFA U.S. Small Cap (612) |
| | JNL/Franklin Templeton Founding Strategy (062) |
| | JNL/Franklin Templeton Income (075) |
| | JNL/Franklin Templeton Mutual Shares (064) |
| | JNL/Invesco Diversified Dividend (365) |
| | JNL/Invesco Small Cap Growth (195) |
| | JNL/JPMorgan MidCap Growth (101) |
| | JNL/The London Company Focused U.S. Equity (639) |
| | JNL/Mellon Capital Dow℠ Index (145) |

| % | Traditional Investments — Equity Investments (cont. from previous column) |
|---|---|
| | JNL/Mellon Capital Nasdaq® 100 Index (222) |
| | JNL/Mellon Capital S&P 400 MidCap Index (124) |
| | JNL/Mellon Capital S&P 500 Index (123) |
| | JNL/Mellon Capital S&P 1500 Growth Index (366) |
| | JNL/Mellon Capital S&P 1500 Value Index (367) |
| | JNL/Mellon Capital Small Cap Index (128) |
| | JNL/MFS Mid Cap Value (207) |
| | JNL/PPM America Mid Cap Value (293) |
| | JNL/PPM America Value Equity (106) |

**PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.**

NVDA 620SS 09/16 Page 5 of 12 **NV7173 08/18**

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## Premium Allocation (Cont. from page 5)

**Total number of allocation selections may not exceed 99.**

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

| % | Traditional Investments – Equity Investments (cont. from previous page) |
|---|---|
| | JNL/T. Rowe Price Established Growth (111) |
| | JNL/T. Rowe Price Mid-Cap Growth (112) |
| | JNL/T. Rowe Price Value (149) |
| | JNL/Vanguard® Capital Growth (373) |
| | JNL/Vanguard Equity Income (374) |
| | JNL/Vanguard Small Company Growth (376) |
| | JNL/Vanguard U.S. Stock Market Index (668) |
| | JNL/WMC Balanced (104) |
| | JNL/WMC Value (179) |

| % | Traditional Investments – International |
|---|---|
| | JNL/American Funds Capital Income Builder (685) |
| | JNL/American Funds Global Growth (638) |
| | JNL/American Funds Global Small Capitalization (341) |
| | JNL/American Funds International (343) |
| | JNL/American Funds New World (344) |
| | JNL/Causeway International Value Select (126) |
| | JNL/Epoch Global Shareholder Yield (397) |
| | JNL/Franklin Templeton Global (069) |
| | JNL/Franklin Templeton International Small Cap (250) |
| | JNL/GQG Emerging Markets Equity (675) |
| | JNL/Harris Oakmark Global Equity (656) |
| | JNL/Invesco China-India (273) |

| % | Traditional Investments – International (cont. from previous column) |
|---|---|
| | JNL/Invesco International Growth (113) |
| | JNL/Lazard Emerging Markets (077) |
| | JNL/Lazard International Strategic Equity (630) |
| | JNL/Mellon Capital Emerging Markets Index (349) |
| | JNL/Mellon Capital International Index (129) |
| | JNL/Mellon Capital MSCI World Index (183) |
| | JNL/Oppenheimer Global Growth (173) |
| | JNL/Vanguard International (375) |
| | JNL/Vanguard International Stock Market Index (670) |
| | JNL/WCM Focused International Equity (640) |

| % | Traditional Investments – Sector |
|---|---|
| | JNL/Mellon Capital Consumer Discretionary Sector (185) |
| | JNL/Mellon Capital Consumer Staples Sector (368) |
| | JNL/Mellon Capital Energy Sector (190) |
| | JNL/Mellon Capital Financial Sector (189) |
| | JNL/Mellon Capital Healthcare Sector (188) |
| | JNL/Mellon Capital Industrials Sector (369) |
| | JNL/Mellon Capital Information Technology Sector (187) |
| | JNL/Mellon Capital Materials Sector (370) |
| | JNL/Mellon Capital Real Estate Sector (371) |
| | JNL/Mellon Capital Telecommunications Sector (191) |
| | JNL/Mellon Capital Utilities Sector (635) |

| % | Traditional Investments – Specialty |
|---|---|
| | JNL/DoubleLine® Shiller Enhanced CAPE® (659) |
| | JNL/Mellon Capital 10 X 10 (243) |
| | JNL/Mellon Capital European 30 (299) |
| | JNL/Mellon Capital Index 5 (242) |
| | JNL/Mellon Capital JNL 5 (224) |
| | JNL/Mellon Capital MSCI KLD 400 Social Index (667) |
| | JNL/Mellon Capital Pacific Rim 30 (298) |
| | JNL/Mellon Capital S&P SMid 60 (248) |
| | JNL/Morningstar Wide Moat Index (690) |
| | JNL/S&P 4 (292) |
| | JNL/S&P Competitive Advantage (274) |
| | JNL/S&P Dividend Income & Growth (278) |
| | JNL/S&P International 5 (654) |
| | JNL/S&P Intrinsic Value (279) |
| | JNL/S&P Mid 3 (363) |
| | JNL/S&P Total Yield (280) |

| % | Traditional Investments – Fixed Income |
|---|---|
| | JNL/American Funds Global Bond (340) |
| | JNL/Crescent High Income (660) |
| | JNL/DoubleLine Core Fixed Income (127) |
| | JNL/DoubleLine Emerging Markets Fixed Income (661) |

**PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.**

NVDA 620SS 09/16 Page 6 of 12 **NV7173 08/18**

LONG-TERM SMART

## Premium Allocation (Cont. from pages 5 and 6)

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

**Total number of allocation selections may not exceed 99.**

| % | Traditional Investments |
|---|---|
| | **Fixed Income** (cont. from previous page) |
| | JNL/DoubleLine Total Return (636) |
| | JNL/Franklin Templeton Global Multisector Bond (348) |
| | JNL/Goldman Sachs Core Plus Bond (110) |
| | JNL/JPMorgan U.S. Government & Quality Bond (109) |
| | JNL/Mellon Capital Bond Index (133) |
| | JNL/Neuberger Berman Strategic Income (361) |
| | JNL/PIMCO Income (372) |
| | JNL/PIMCO Investment Grade Corporate Bond (604) |
| | JNL/PIMCO Real Return (078) |
| | JNL/PPM America Floating Rate Income (346) |
| | JNL/PPM America High Yield Bond (136) |
| | JNL/PPM America Total Return (662) |
| | JNL/T. Rowe Price Short-Term Bond (076) |
| | JNL/Vanguard Global Bond Market Index (671) |
| | JNL/WMC Government Money Market (107) |

| % | Alternative Investments |
|---|---|
| | **Alternative Assets** |
| | JNL/BlackRock Global Natural Resources (066) |
| | JNL/First State Global Infrastructure (347) |
| | JNL/Heitman U.S. Focused Real Estate (687) |
| | JNL/Invesco Global Real Estate (206) |

| % | Alternative Investments |
|---|---|
| | **Alternative Strategies** |
| | JNL/AQR Large Cap Relaxed Constraint Equity (068) |
| | JNL/Boston Partners Global Long Short Equity (653) |
| | JNL/Eaton Vance Global Macro Absolute Return Advantage (629) |
| | JNL/FAMCO Flex Core Covered Call (398) |
| | JNL/JPMorgan Hedged Equity (688) |
| | JNL/Neuberger Berman Currency (614) |
| | JNL/Nicholas Convertible Arbitrage (603) |
| | JNL/PPM America Long Short Credit (631) |
| | JNL/Westchester Capital Event Driven (658) |

| % | Tactically Managed Strategies |
|---|---|
| | JNL iShares Tactical Moderate (389) |
| | JNL iShares Tactical Moderate Growth (390) |
| | JNL iShares Tactical Growth (391) |
| | JNL/BlackRock Global Allocation (345) |
| | JNL/FPA + DoubleLine Flexible Allocation (305) |
| | JNL/T. Rowe Price Capital Appreciation (637) |

| % | Asset Allocation |
|---|---|
| | JNL Conservative Allocation (380) |
| | JNL Moderate Allocation (381) |
| | JNL Moderate Growth Allocation (070) |
| | JNL Growth Allocation (071) |
| | JNL Aggressive Growth Allocation (072) |
| | JNL Institutional Alt 25 (301) |
| | JNL Institutional Alt 50 (303) |

| % | Asset Allocation (cont. from previous column) |
|---|---|
| | JNL/American Funds Moderate Growth Allocation (357) |
| | JNL/American Funds Growth Allocation (358) |
| | JNL/DFA Moderate Growth Allocation (665) |
| | JNL/DFA Growth Allocation (664) |
| | JNL/S&P Managed Conservative (227) |
| | JNL/S&P Managed Moderate (226) |
| | JNL/S&P Managed Moderate Growth (117) |
| | JNL/S&P Managed Growth (118) |
| | JNL/S&P Managed Aggressive Growth (119) |
| | JNL/Vanguard Moderate ETF Allocation (672) |
| | JNL/Vanguard Moderate Growth ETF Allocation (673) |
| | JNL/Vanguard Growth ETF Allocation (674) |

| % | Fixed Account Options |
|---|---|
| | 1-Year (041) |
| | 3-Year (043) |
| | 5-Year (045) |
| | 7-Year (047) |

**NOTE:** The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

NVDA 620SS 09/16 Page 7 of 12 **NV7173 08/18**

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## Optional Guaranteed Minimum Withdrawal Benefits

- Once selected optional benefits cannot be changed.
- **Optional GMWB Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** For Life GMWB or GMWB.

### LifeGuard Freedom Flex®[1]

For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

**Bonus%:** AND **Income Stream℠ Level (GAWA%)[2]:**

| Bonus% | Income Stream Level |
|---|---|
| ☐ 5% | ☐ Level 1 |
| ☐ 6% | ☐ Level 2 |
| ☐ 7% | ☐ Level 3 |
| | ☐ Level 4 |
| | ☐ Level 5 |

### LifeGuard Freedom Flex w/ Joint Option[1,3,4,5]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

**Bonus%:** AND **Income Stream Level (GAWA%)[2]:**

| Bonus% | Income Stream Level |
|---|---|
| ☐ 5% | ☐ Level 1 |
| ☐ 6% | ☐ Level 2 |
| | ☐ Level 3 |

☐ **MarketGuard Stretch®[7]**
GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

☐ **AutoGuard® 5[1]**
5% GMWB with Annual Step-Up (Ages 0-80)

### LifeGuard Freedom Flex DB NY[1,6]

For Life GMWB with 6% Bonus, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 35-72)

**Income Stream Level (GAWA%)[2]:** (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

### LifeGuard Freedom 6 Net®[1]

For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

**Income Stream Level (GAWA%)[2]:** (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

### LifeGuard Freedom 6 Net w/ Joint Option[1,3,4,5]

Joint For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

**Income Stream Level (GAWA%)[2]:** (**Must** select one)

☐ Level 1 ☐ Level 3
☐ Level 2

1 May not be selected on beneficiary Stretches or Non-Qualified Stretches.
2 Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
3 For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
4 For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
5 For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
6 May not be selected in combination with an Optional Death Benefit on page 9.
7 May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Optional Death Benefit on page 9.

**If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 11.**

**Optional Benefits are continued on page 9.**

NVDA 620SS 09/16 Page 8 of 12 **NV7173 08/18**

LONG-TERM SMART

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- Once selected optional benefits cannot be changed.
- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

## Optional Death Benefits

### Guaranteed Minimum Death Benefit

May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY or MarketGuard Stretch on page 8.

☐ **Highest Anniversary Value Death Benefit** (Ages 0-79)

## Other Optional Benefits

### Withdrawal Options

☐ **4-Year Withdrawal Charge Schedule** [1, 2] (Ages 0-85)

[1] If selected, Premium payments will not be accepted after the first Contract Year.
[2] Notice to Producer/Representative only: If selected, all Program Options may not be available.

NVDA 620SS 09/16 Page 9 of 12 **NV7173 08/18**

LONG-TERM SMART

## Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson of NY will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson of NY's administrative procedures.

**Do you consent to Telephone/Electronic Transfer Authorization?** ☐ **Yes** ☐ **No**

I (We) release Jackson of NY, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

## Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

| First Name | Middle Name | Last Name |
| --- | --- | --- |
| | | |

| Social Security Number | Date of Birth (mm/dd/yyyy) |
| --- | --- |
| | |

## Electronic Delivery Authorization

- If no election is made, Jackson of NY will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize E-delivery but do not provide an email address or the address is illegible, E-delivery will not be initiated.

**Do you consent to Electronic Delivery of Documents?** ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Seminnual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

NVDA 620SS 09/16 Page 10 of 12 **NV7173 08/18**

LONG-TERM SMART Notice to Applicant This application will be attached to and made part of the Contract. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 8. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-Up, we retain the right to do so in the future. Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. NVDA 620SS 09/16 Page 11 of 12 NV7173 08/18

LONG-TERM SMART

## Client Signatures

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed

Owner's Title (required if owned by an Entity)

Joint Owner's Signature | Date Signed (mm/dd/yyyy)

Annuitant's Signature (if other than Owner) | Date Signed (mm/dd/yyyy) | State where signed

Joint Annuitant's Signature (if other than Joint Owner) | Date Signed (mm/dd/yyyy)

## Producer/Representative Acknowledgments

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

- **Program Options Note:** If no option is indicated, the designated default will be used.

**Producer/Representative # 1 Signature** | **Date Signed** (mm/dd/yyyy) | **Jackson of NY Prod./Rep. No.**

First Name | Middle Name | Last Name

Email Address (print clearly) | Business Phone Number (include area code) | Extension

Program Options: ☐ A ☐ B ☐ C ☐ D ☐ E | Percentage ____ %

If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (producers # 1-4 totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

| Producer/Representative Name | Jackson of NY Producer/Representative No. | Percentage |
|---|---|---|
| Producer/Representative Name # 2 | | % |
| Producer/Representative Name # 3 | | % |
| Producer/Representative Name # 4 | | % |

**Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value**
**Not a deposit • Not insured by any federal agency**

NVDA 620SS 09/16 Page 12 of 12 **NV7173 08/18**